Exhibit 99.1


             Atlantic Coast Federal Corporation Increases
             Quarterly Dividend to $0.15 Per Common Share


    WAYCROSS, Ga.--(BUSINESS WIRE)--Sept. 28, 2007--Atlantic Coast Federal Corporation (NASDAQ: ACFC), the holding company for Atlantic Coast Bank, today announced that its Board of Directors has voted to increase the Company's regular quarterly cash dividend rate on common stock to $0.15 per share. This new rate represents a $0.01 increase from the preceding quarter and goes into effect with the next dividend that will be paid on October 29, 2007, to all stockholders of record as of October 12, 2007.

    Atlantic Coast Federal, MHC, which holds 8,728,500 shares or approximately 64% of the Company's total outstanding stock, will waive receipt of the dividend on its shares.

    Commenting on the announcement, Robert J. Larison, Jr., President and Chief Executive Officer, said, "We are pleased to be able to raise the Company's quarterly dividend rate again, continuing our efforts to enhance shareholder value over the long term. The Board's decision to increase our dividend reflects the confidence we have in our business and the outlook for growth we see across our markets, as well as our ability to take advantage of these ongoing opportunities with the additional capital we expect to raise in our pending second-step offering."

    Atlantic Coast Federal Corporation is the holding company for Atlantic Coast Bank, a federally chartered and insured stock savings association that was organized in 1939 as a credit union to serve the employees of the Atlantic Coast Line Railroad. In November 2000, the credit union converted its charter from a federal credit union to a federal mutual savings association and, in January 2003, Atlantic Coast Federal Corporation was formed as the holding company. The Company completed its initial public stock offering in October 2004. Investors may obtain additional information about Atlantic Coast Federal Corporation on the Internet at www.AtlanticCoastBank.net, under the Investor Information section.

    Atlantic Coast Bank, with approximately $898.4 million in assets as of June 30, 2007, is a community-oriented financial institution. It serves southeastern Georgia and northeastern Florida through 14 offices, including a focus on the Jacksonville metropolitan area.

    This news release contains forward-looking statements within the meaning of the federal securities laws. Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements, identified by words such as "will," "expected," "believe," and "prospects," involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends and changes in interest rates, increased competition, changes in consumer demand for financial services, the possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, and market disruptions and other effects of terrorist activities. The Company undertakes no obligation to release revisions to these forward-looking statements publicly to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

    As previously announced, Atlantic Coast Federal Corporation and Atlantic Coast Federal, MHC have formed Atlantic Coast Financial Corporation, a Maryland holding company, to become the new holding company of Atlantic Coast Bank in connection with the mutual-to-stock conversion of Atlantic Coast Federal, MHC. A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy shares of common stock nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The securities are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any government agency.


    CONTACT: Corporate Communications, Inc.
             Patrick J. Watson, 615-254-3376